Exhibit 11.1 Statement regarding  computation of earnings per share. The Company computes earnings per share in accordance with FAS No. 128, Earnings Per Share. For the year ended December 31, 1997, the Company was required to pay dividends on its outstanding convertible preferred stock. Such preferred stock was converted into common stock on June 30, 1997. The preferred dividend requirements for the period in which the preferred stock was outstanding have been added to the loss from continuing operations for the period to arrive at net loss available to common stockholders in calculating basic earnings per share.The Company has stock options and warrants outstanding which were not included in the computation of fully diluted earnings per share for December 31, 1997 because to do so would have been anti-dilutive for periods presented.Computations of basic and diluted earnings per share are set forth below: Income for EPS Computation

                                                                                        Years ended December 31,
                                                                             1999                 1998                 1997
                                                                             ----                 ----                 ----

Income from continuing operations                                    $           4,380   $         11,696      $            262
Preferred stock dividend  requirement                                           (1,420)              ----                  (385)
                                                                      ------------------  --------------------  ------------------

  Income (loss) available to common shareholders                                 2,960             11,696                  (123)

Discontinued operations:
  Loss from operations                                                           ----                ----                (6,114)
  Loss on  disposal                                                              ----                ----                (5,792)
                                                                      ------------------  --------------------  ------------------

    Net income (loss) available to common shareholders               $           2,960   $         11,696      $        (12,029)
                                                                      ==================  ====================  ==================


Weighted-average shares for 1999 calculated as follows:
                       Dates                             Shares            Fraction            Weighted
                    Outstanding                        Outstanding        of Period         Average Shares


January 1 - January 3                                      23,610,190       3/365                     194,056
Redemption of stock on January 4                            (384,637)
                                                    ------------------

January 4 - January 18                                     23,225,553       15/365                    954,475
Issuance of stock on January 19                               890,000
                                                    ------------------

January 19 - February 22                                   24,115,553       35/365                  2,312,450
Issuance of  stock on February 23                              50,130
                                                    ------------------

February 23 - March 2                                      24,165,683       8/365                     529,659
Issuance of  stock on March 3                               1,069,518
                                                    ------------------

March 3 - March 18                                         25,235,201       16/365                  1,106,201
Issuance of stock on March 19                                 811,500
                                                    ------------------

March 19 - April 4                                         26,046,701       17/365                   1,213,134
Redemption of  stock on April 5                              (29,229)
                                                    ------------------

April 5 - April 22                                         26,017,472       18/365                   1,283,053
Issuance of stock on April 23                                  20,823
                                                    ------------------

April 23 - June 8                                          26,038,295       47/365                   3,352,876
Exercise of stock options on June 9                            10,081
                                                    ------------------

June 9 - June 15                                           26,048,376        7/365                     499,558
Exercise of stock  options on June 16                          10,000
                                                    ------------------

June 16 - July 1                                           26,058,376       16/365                   1,142,285
Exercise of stock options on July 2                            35,307
                                                    ------------------

July 2 - July 18                                           26,093,683       17/365                   1,215,322
Issuance of stock on July 19                                1,215,000
                                                    ------------------

July 19 - July 29                                          27,308,683       11/365                     823,001
Issuance of stock on July 30                                3,992,501
                                                    ------------------

July 30 - August 3                                         31,301,184        5/365                     428,783
Exercise of stock  options on August 4                         14,250
                                                    ------------------

August 4 - September 26                                    31,315,434       54/365                   4,632,968
Issuance of stock on September 27                             510,204
                                                    ------------------

September 27 - October 1                                   31,825,638        5/365                     435,968
Redemption of stock on October 2                            (101,887)
                                                    ------------------

October 2 - November 3                                     31,723,751       33/365                   2,868,175
Issuance of stock on November 4                               100,000
                                                    ------------------

November 4 - December 31                                   31,823,751       58/365                   5,056,925
                                                    ==================                    ---------------------

Weighted Average Shares                                                                             28,048,889
                                                                                          =====================
Weighted-average shares for 1998 is calculated as follows:
                       Dates                             Shares            Fraction            Weighted
                    Outstanding                        Outstanding        of Period         Average Shares


January 1 - January 29                                     20,574,626       29/365                  1,634,696
Issuance of common  stock on January 30                       365,957
                                                    ------------------

January 30 -  April 2                                      20,940,583       63/365                  3,614,402
Retirement of common stock on April 3                        (20,833)
                                                    ------------------

April 3 -  May 4                                           20,919,750       32/365                  1,834,060
Issuance of common stock on May 5                           1,072,165
                                                    ------------------

May 5 - June 16                                            21,991,915       43/365                  2,590,828
Issuance of common stock on June 17                           878,688
                                                    ------------------

June 17 -  July 5                                          22,870,603       19/365                  1,190,525
Exercise of options on July 6                                  15,500
                                                    ------------------

July 6  - July 12                                          22,886,103        7/365                     438,912
Issuance of common stock on July 13                           191,491
                                                    ------------------

July 13 - July 22                                          23,077,594       10/365                     632,263
Exercise of options on July 23                                  9,900
                                                    ------------------

July 23 -  August 4                                        23,087,494       13/365                     822,294
Issuance of common stock on August 5                          178,519
                                                    ------------------

August 5 -  August 10                                      23,266,013        6/365                     382,455
Issuance of common stock on August 11                         349,091
                                                    ------------------

August 11 -  September 30                                  23,615,104       51/365                   3,299,645
Retirement of common stock on October 1                       (4,914)
                                                    ------------------

October 1 -  December 31                                   23,610,190       92/365                   5,951,062
                                                    ==================                    ---------------------

Weighted average shares                                                                             22,391,142
                                                                                          =====================

  Weighted-average shares for 1997 is calculated as follows:

                         Dates                                Shares           Fraction           Weighted
                      Outstanding                           Outstanding        of Period       Average Shares

January 1 - May 2, 1997                                          3,758,671      121/365               1,246,025
Issuance of common stock on May 2                                3,387,187
                                                        --------------------

May 3 - June 29                                                  7,145,858       59/365               1,155,084
Conversion of preferred stock on June 30                         4,323,922
                                                        --------------------

June 30 -  July 9                                               11,469,780       10/365                 314,241
Exercise of stock warrant on July 10                                25,000
                                                        --------------------

July 10                                                         11,494,780        1/365                  31,493
Issuance of common stock on July 11                              1,733,000
                                                        --------------------

July 11 - August 14                                             13,227,780       36/365               1,304,658
Issuance of common stock on August 15                            1,544,509
                                                        --------------------

August 15 - August 28                                           14,772,289       13/365                 526,136
Issuance of common stock on August 29                            4,166,666
                                                        --------------------

August 29 -  September 10                                       18,938,955       13/365                 674,538
Issuance of common stock on September 11                            79,856
                                                        --------------------

September 11 -  December 30                                     19,018,811      110/365               5,731,696
Issuance of common stock on December 30                            679,246
                                                        --------------------

December 30                                                     19,698,057       1/365                   53,967
Issuance of common stock on December 31                            876,569
                                                        --------------------

December 31                                                     20,574,626       1/365                   56,369
                                                        ====================                ----------------------

Weighted average shares                                                                              11,094,207
                                                                                            ======================


The basic EPS computation is as follows:
                                                                               Years ended December 31,
                                                                     1999                1998              1997
                                                                     ----                ----              ----
     Income (loss) per common share - basic:

       Continuing operations                                 $        0.11        $        0.52     $       (0.01)
       Discontinued operations:
         Loss from operations                                         ----                 ----             (0.55)
         Estimated loss on disposal                                   ----                 ----             (0.52)
                                                               ------------------   ---------------   ---------------
             Total                                           $        0.11        $        0.52     $       (1.08)
                                                               ==================   ===============   ===============

     Weighted average number of common
       Shares outstanding-diluted                                   28,048,889          22,391,142        11,094,207
                                                               ==================   ===============   ===============

The diluted EPS computation is as follows:

                                                                                Years ended December 31,
                                                                      1999                 1998                 1997
                                                                      ----                 ----                 ----

     Income from continuing operations                        $           4,380    $          11,696    $             262
     Preferred stock dividend requirement                                (1,420)                ----                 (385)
                                                               -----------------    -----------------    -----------------
       Income available to common shareholders                            2,960               11,696                 (123)

     Discontinued operations:
       Loss from operations                                                ----                 ----               (6,114)
       Loss on disposal                                                    ----                 ----               (5,792)
                                                               -----------------    -----------------    -----------------
         Net income (loss) available
          to common shareholders                              $            2,960   $          11,696    $         (12,029)
                                                               =================    =================    =================

     Weighted average shares:                                         28,048,889          22,391,142           11,094,207
     Plus: Incremental shares from assumed
         Warrants and Options                                            855,200               1,254                 ----
                                                               -----------------    -----------------    -----------------

         Adjusted weighted average shares                             28,904,089          23,646,073           11,094,207
                                                               =================    =================    =================


                                                                               Years ended December 31,
                                                                    1999                1998              1997
                                                                    ----                ----              ----
     Income (loss) per common share - diluted:

       Continuing operations                                 $        0.10       $        0.49     $       (0.01)
       Discontinued operations:
         Loss from operations                                         ----                ----             (0.55)
         Estimated loss on disposal                                   ----                ----             (0.52)
                                                               ----------------    ---------------   ---------------
             Total                                           $        0.10       $        0.49     $       (1.08)
                                                               ================    ===============   ===============

     Weighted average number of common
       shares outstanding-diluted                                   28,904,089         23,646,073        11,094,207
                                                               ================    ===============   ===============

The equation for computing (basic and diluted) EPS is:

                            Income available to common stockholders
                            ---------------------------------------------------
                                         Weighted-average shares
The incremental shares from assumed exercise of options and warrants are not included in computing the diluted per-share amounts for 1997 because the net income available to shareholders from continuing operations was a loss, not income.Exhibit 21 List of Subsidiary Corporations of Transit Group, Inc.

                                                                  Jurisdiction of          % of Voting
              Name                                                 Incorporation        Securities Owned

              Transit Group, Inc.                               Florida                        100

              Subsidiaries:

                  Bestway Trucking, Inc.                        Kentucky                       100
                  Carroll Fulmer Group, Inc.                    Florida                        100
                  Connection One Trucking, LLC                  Indiana                        100
                  DLS Leasing Inc.                              Indiana                        100
                  J&L Leasing of Farmington, Inc.               New York                       100
                     Land Transportation, LLC                   Delaware                       100
                  Network Transport, Ltd.                       Canada                         100
                     Transit Group of Canada, Inc.              Canada                         100
                  Transit Group Transportation, LLC             Delaware                       100
                  Transit Holdings Company, Inc.                Delaware                       100
                     Transit Logistics, LLC                     Delaware                       100